UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELECTRONICS FOR IMAGING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ELECTRONICS FOR IMAGING, INC.

303 Velocity Way

Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the “Company”), will be held on Wednesday, June 7, 2006 at 9:00 a.m., Pacific Daylight Time, at the Company’s Corporate headquarters, 303 Velocity Way, Foster City, California 94404 for the following purposes:

1.	To elect eight (8) directors to serve for the ensuing year or until their successors are duly elected and qualified.

2.	To approve amendments to the Company’s 2004 Equity Incentive Plan to: (i) increase the number of shares of Common Stock authorized for issuance thereunder by an aggregate of 4,500,000 shares; and (ii) consolidate the shares otherwise available for award grant purposes under other equity compensation plans currently maintained by the Company into the Company’s 2004 Equity Incentive Plan, which will not increase the total number of shares authorized for issuance under all of the Company’s equity compensation plans.

3.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan to extend and increase an automatic share increase feature beginning with calendar year 2006 and continuing through calendar year 2012 by an amount equal to three-quarters of one percent (0.75%) of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.

Only stockholders of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

/S/ JOSEPH CUTTS
Joseph Cutts Secretary

Foster City, California

May 2, 2006

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING,

YOU ARE REQUESTED TO VOTE ELECTRONICALLY, OR BY TELEPHONE OR

COMPLETE, SIGN AND DATE THE ENCLOSED PROXY

AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ELECTRONICS FOR IMAGING, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Wednesday, June 7, 2006 at 9:00 a.m., Pacific Daylight Time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s corporate headquarters, 303 Velocity Way, Foster City, California 94404. The Company intends to mail this proxy statement and accompanying proxy card on or about May 2, 2006 to stockholders entitled to vote at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company will be asked: (1) to elect eight (8) directors to serve for the ensuing year or until their successors are duly elected and qualified; (2) to approve amendments to the Company’s 2004 Equity Incentive Plan to: (i) increase the number of shares of Common Stock authorized for issuance thereunder by an aggregate of 4,500,000 shares; and (ii) consolidate the shares otherwise available for award grant purposes under other equity compensation plans currently maintained by the Company into the Company’s 2004 Equity Incentive Plan, which will not increase the total number of shares authorized for issuance under all of the Company’s equity compensation plans; (3) to approve an amendment to the Company’s 2000 Employee Stock Purchase Plan to extend and increase an automatic share increase feature beginning with calendar year 2006 and continuing through calendar year 2012 by an amount equal to three-quarters of one percent (0.75%) of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year; and (4) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, will be voted.

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on April 17, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding and entitled to vote 57,086,152 shares of Common Stock. A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 57,086,152 eligible votes as of the record date, we will need at least 28,543,076 votes present in person, by telephone or by proxy at the Annual Meeting for a quorum to exist. Each holder of record of Common Stock on such date will be entitled to one vote per each share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

A plurality of the shares of common stock voting in person or by proxy is required to elect each of the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required for the approval of the amendment to the Company’s 2004 Equity Incentive Plan. The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required for the approval of the amendment to the Company’s 2000 Employee Stock Purchase Plan. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

Solicitation

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse such nominees for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram, email and personal solicitation by directors, officers and regular employees of the Company or, at the Company’s request, The Altman Group. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services, but The Altman Group will be paid its customary fee, estimated to be approximately $7,500, if it renders solicitation services.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s principal executive office, 303 Velocity Way, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals To Be Presented at Next Annual Meeting

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2007, pursuant to Rule 14a-8 of the Securities and Exchange Commission, is December 28, 2006. The Rules of the Securities Exchange Commission also establish a deadline with respect to discretionary voting for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement (the “Discretionary Voting Deadline”). The Discretionary Vote Deadline for the 2007 Annual Meeting is March 13, 2007. If a Stockholder gives notice of such proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board of Directors may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at the Company’s 2007 Annual Meeting.

The Annual Report on Form 10-K of the Company, for the fiscal year ended December 31, 2005, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to Investor Relations at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

There are eight (8) nominees for the nine (9) Board positions presently authorized by the Company’s bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. Proxies cannot be voted for more Directors than the eight (8) nominees named. In the event that any management nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for the nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. Each person has been recommended for nomination by the Nominating and Governance Committee of the Board of Directors and has been nominated by the Board for election. Each person nominated for election has agreed to serve, and the Company is not aware of any nominee who will be unable or will decline to serve as a Director. The term of office for each person elected as a Director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

The names of the nominees, each of whom is currently a director of the Company elected by the stockholders or appointed by the Board, and certain information about them are set forth below:

Name of Nominee and Principle Occupation	Age	Director Since
Gill Cogan(1) Founding Partner, Opus Capital Ventures LLC	54	1992
Jean-Louis Gassée(1)(2) General Partner, Allegis Capital	62	1990
Guy Gecht(4)(5) Chief Executive Officer of the Company	40	2000
James S. Greene(2)(3) Vice President, Cisco Systems (a supplier of network equipment and network management for the Internet)	52	2000
Dan Maydan(2)(3) President Emeritus, Applied Materials Inc. (a semiconductor manufacturing equipment company)	70	1996
Christopher B. Paisley(3) Executive Professor, Santa Clara University	53	2004
Fred Rosenzweig(5) President of the Company	50	2000
Thomas I. Unterberg Chairman, C.E. Unterberg Towbin	75	1990

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Non-Officer Stock Option Committee.
(5)	Member of the Employee Stock Purchase Plan Committee.

Mr. Cogan is a founding Partner of Opus Capital Ventures LLC, established in 2005. Previously, he was the Managing Partner of Lightspeed Venture Partners, from 2000 to 2005. From 1991 until 2000, Mr. Cogan was Managing General Partner of Weiss, Peck & Greer Venture Partners, L.P. From 1986 to 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group handling technology-related investments. From 1983 to 1985, he was Chairman and Chief Executive Officer of Formtek, an imaging and data management computer company, whose products were based upon technology developed at Carnegie-Mellon University. Mr. Cogan is currently a director of several privately held companies. Mr. Cogan holds an MBA from the University of California at Los Angeles.

Mr. Gassée is currently General Partner at Allegis Capital, a venture investments firm. From May 1979 to October 2002, Mr. Gassée served as a director and, in addition, from January 2002 as Chief Executive Officer of Computer Access Technology Corp., a communication protocol expert company. From 1990 to January 2002, Mr. Gassée was the Chief Executive Officer of Be, Inc., a personal computer technology company. Mr. Gassée served as the President of Apple Products, a division of Apple Computer, Inc. (“Apple”), a manufacturer of personal computers and related software, from August 1988 to February 1990. From June 1987 to August 1988, Mr. Gassée served as Senior Vice President of research and development of Apple, and from June 1985 to June 1987, he served as Vice President of product development. He was also the founding General Manager for Apple Computer France, SARL. Before joining Apple, Mr. Gassée was President and General Manager of the French subsidiary of Exxon Business Systems. In addition, Mr. Gassée has held several management positions with Data General Corporation, including General Manager for France, Area Manager for Latin countries and Marketing Manager for Europe. He also spent six years with Hewlett-Packard Company, where he served in several positions, including Sales Manager of Europe.

Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was Vice President and General Manager of Server Products. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

Mr. Greene is currently a Vice President of Cisco Systems where he is responsible for the Global Financial Services business. From January 2004 until February 2005, Mr. Greene was the President and General Manager for the Global Financial Services business of TeleTech Holdings, Inc., a customer management services company. From September 2001 until February 2004, Mr. Greene was a Senior Vice President with Cap Gemini Ernst & Young where he served clients in the global financial services industries. Prior to that he was Chief Executive Officer and President of Abilizer Solutions Inc., a global Enterprise Information Portal software business. Prior to Abilizer, Mr. Greene was a Senior Partner with Accenture. Mr. Greene joined Accenture in 1979 and left in 2000 as the Managing Partner of their Western Region. Mr. Greene received his B.A. in Economics from the University of California at Davis and his M.B.A. from Santa Clara University.

Dr. Maydan has been President Emeritus of Applied Materials Inc., a semiconductor manufacturing equipment company, since April 2003 and a member of that company’s Board of Directors since June 1992. Prior to that, he had been President of Applied Materials since January 1994. From March 1990 to January 1994, Dr. Maydan served as Applied Materials’ Executive Vice President, with responsibility for all product lines and new product development. Before joining Applied Materials in September 1980, Dr. Maydan spent thirteen years managing new technology development at Bell Laboratories during which time he pioneered laser recording of data on thin-metal films and made significant advances in photolithography and vapor deposition technology for semiconductor manufacturing. In 1998, Dr. Maydan was elected to the National Academy of Engineering. He serves on the Board of Directors of Applied Materials, Infinera, Ponte Solutions, and Laser Card and serves on the Compensation Committee of Laser Card. Dr. Maydan is a member of the Board of Trustees of the Palo Alto Medical Foundation (P.A.M.F.) Dr. Maydan received his B.S. and M.S. degrees in electrical engineering from Technion, the Israel Institute of Technology, and his Ph.D. in Physics from Edinburgh University in Scotland.

Mr. Paisley has been the Dean’s Executive Professor of Accounting and Finance in the Leavey School of Business at Santa Clara University since January 2001. From September 1985 until May 2000, Mr. Paisley was the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation. Mr. Paisley is also a director of Volterra. Mr. Paisley received a B.A. in Economics from the University of California, Santa Barbara and an M.B.A. from the University of California, Los Angeles. Mr. Paisley serves as the Chairman of our Audit Committee.

Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 to January 2004 he served as Chief Operating Officer. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. From July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

Mr. Unterberg is the co-founder and has served as a Chairman of C.E. Unterberg Towbin, an investment banking firm, since June 1989. He was a Managing Director of Shearson Lehman Hutton Inc. from January 1987 to January 1989. Prior to that, he was Chairman of the Board, Chief Executive Officer and Senior Managing Director of L.F. Rothschild, Unterberg, Towbin Holdings, Inc. and was associated with such firm or its predecessors from 1956. Mr. Unterberg is also a director of Knova Software, Inc. and Rumson Fair Haven Bank. Mr. Unterberg is a graduate of Princeton University and received an M.B.A. from the Wharton School, University of Pennsylvania.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

The Company’s Board of Directors recommends a vote “FOR” all eight (8) nominees listed above.

COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of Board of Directors and Committees

The Board of Directors of the Company held a total of six (6) meetings during 2005. The Board has established the following Committees to assist the Board in discharging its duties: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Governance Committee, (iv) a Non-Officer Stock Option Committee, and (v) an Employee Stock Purchase Plan Committee. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee as well as the Board of Director Guidelines can be found on the Company’s website at www.efi.com. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during 2005.

Audit Committee

The Audit Committee consists of Directors Paisley, Greene and Maydan. The Audit Committee conducted four (4) meetings during 2005. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent auditors and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that Christopher Paisley is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee oversees the Company’s Ethics Program, which presently includes, among other things, the Company’s Code of Business Conduct and Ethics, the Company’s Code of Ethics for the Management Team, the Company’s Code of Ethics for the Accounting and Finance Team, the Company’s Code of Ethics for the Sales Team (collectively, the “Codes”), an Internal Audit Committee responsible for receiving and investigating complaints, a 24-hour global toll-free hotline and an internal website whereby employees can anonymously submit complaints via email. The Company’s Codes can be found on the Company’s website at www.efi.com.

Principal Accountant Fees and Services

During the fiscal years ended December 31, 2005 and 2004 PricewaterhouseCoopers, LLP, our independent registered public accounting firm, provided various audit, audit related and non-audit services to the Company as follows:

	2005	2004
Audit Fees(a)	$1,923,444	$1,158,018
Audit Related Fees(b)	—	$70,000
Tax Fees(c)	—	$37,191
All Other Fees(d)	2,000	$31,543
Total	$1,925,444	$1,296,752

(a)	Audit Fees. Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
(b)	Audit Related Fees. Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Electronics for Imaging’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(c)	Tax Fees. Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international compliance and mergers and acquisitions.
(d)	All Other Fees. All other fees consist of services provided in connection with other filings.

The Audit Committee is responsible for pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee has the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

The Audit Committee of the Board has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent auditors’ independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence. All of the services of each of (b), (c), and (d) were pre-approved by the Audit Committee.

The Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1992.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Compensation Committee

The Compensation Committee consists of Directors Gassée and Cogan. The Compensation Committee conducted one (1) meeting during 2005 and undertook some actions by unanimous written consent in 2005. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Compensation Committee reviews and approves the Company’s executive compensation policy and administers the Company’s Stock Plans.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Directors Maydan, Greene and Gassée. The Board established the Nominating and Governance Committee in March 2003 and it undertook its actions by unanimous written consent during 2005. The Board has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq National Market. The Nominating and Governance Committee develops and recommends governance principles and recommends director nominees.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”

The Nominating and Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Nominating and Governance Committee at the Company’s headquarters address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting, a well as in accordance with the Company’s Bylaw provisions for submission of Stockholder Proposals.

The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities that is owned beneficially and of record by such Stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder is a holder of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the nomination.

Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should be addressed to:

Electronics for Imaging, Inc.

Attention: Nominating and Governance Committee

c/o Joseph Cutts

303 Velocity Way,

Foster City, CA 94404

Director Qualifications

The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, number of other company Boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health and ability to serve.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

•	For incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company Boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•	Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and Nasdaq National Market rules.

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting or appointment to the Board between annual meetings. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating and Governance Committee.

Non-Officer Stock Option Committee

The Non-Officer Stock Option Committee consists of Director Gecht. The Non-Officer Stock Option Committee undertook its actions by unanimous written consent during 2005. The Non-Officer Stock Option Committee has the authority to grant stock awards to eligible persons who are not subject to Section 16 of the Exchange Act of 1934.

Employee Stock Purchase Plan Committee

The Employee Stock Purchase Plan Committee consists of Directors Gecht and Rosenzweig. The Employee Stock Purchase Plan Committee did not undertake any actions during 2005. The Employee Stock Purchase Plan Committee is responsible for the administration of the Employee Stock Purchase Plan.

COMMUNICATION WITH THE BOARD

Stockholders who wish to communicate with the Board should send such communications via regular mail addressed to the Company’s Corporate Secretary, Joseph Cutts, at Electronics for Imaging, Inc., 303 Velocity Way, Foster City, California 94404. He will review each such communication and forward it to the appropriate Board member or members as he deems appropriate.

The Company encourages its directors to attend the annual meeting of stockholders. Last year two (2) of the Company’s directors attended the annual meeting of stockholders.

COMPENSATION OF DIRECTORS

The compensation of the non-employee directors serving on the Board of Directors is determined by the Compensation Committee. Non-employee members of the Board of Directors currently receive cash and equity compensation in connection with their service to the Company.

Cash Compensation.    Non-employee members of the Board of Directors receive cash compensation in the form of the annual retainers and attendance fees per meeting of the Board of Directors and its committees as set forth below:

Annual Retainer for Each Non-Employee Director	$25,000
Audit Committee Chairperson Retainer	$10,000
Audit Committee Member Retainer	$5,000
Compensation Committee Chairperson Retainer	$5,000
Compensation Committee Member Retainer	$2,500
Nominating and Corporate Governance Chairperson Retainer	$5,000
Nominating and Corporate Governance Member Retainer	$2,500
Board Meeting Attendance (in person)	$2,000
Board Meeting Attendance (by telephone)	$1,000
Audit Committee Meeting Attendance (in person)	$4,000	(Chairperson	)
	$2,000	(other directors	)
Audit Committee Meeting Attendance (by telephone)	$2,000	(Chairperson	)
	$1,000	(other directors	)
Compensation Committee Attendance	$2,000	(Chairperson	)
	$1,000	(other directors	)
Nominating and Corporate Governance Attendance	$2,000	(Chairperson	)
	$1,000	(other directors	)

The Company also reimburses each non-employee member of the Board of Directors for out-of-pocket expenses incurred in connection with attendance at meetings.

During fiscal year 2005, the following non-employee directors received cash compensation as set forth below:

Gill Cogan	$35,787
James S. Greene	$37,250
Jean-Louis Gassée	$40,250
Dan Maydan	$40,750
Christopher Paisley	$50,500
Thomas I. Unterberg	$28,500

Equity Compensation.    During 2005, each of the outside members of the Board of Directors received an option to purchase 25,000 shares of stock at an exercise price of $21.50 vesting over a period of 30 months in equal monthly increments. Any new outside director that joins the Board of Directors will receive an option to purchase 40,000 shares of stock at an exercise price equal to the fair market value of the Company’s stock on the date of grant. All options expire at the end of seven years. Each of the outside members of the Board of Directors also received an equity award of performance-based restricted Common Stock under the Company’s 2004 Equity Incentive Plan. Each non-employee director was granted a restricted stock award of 6,000 shares of Common Stock. The restricted stock awards are subject to repurchase, which lapse upon the achievement by the Company of financial targets specified by the Board each fiscal year during the vesting term. The repurchase rights terminate in three annual installments upon the accomplishment of the financial targets set for each year. If the Company does not achieve the financial targets specified by the Board each fiscal year, then the restrictions on vesting will remain in place until the financial targets have been met. To the extent vesting has been deferred because the Company had not yet met the financial targets for such fiscal year, upon the achievement of such financial targets, the shares will vest as if the Company had achieved the financial targets since the 2005 fiscal year. However, the repurchase rights terminate in any event on November 30, 2011.

PROPOSAL TWO

AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN

DESCRIPTION OF THE PLANS

The Company has previously adopted four stock plans, the 1989 Stock Plan (the “1989 Plan”), the 1990 Stock Plan (the “1990 Plan”), the 1999 Equity Incentive Plan (the “1999 Plan”) and the 2004 Equity Incentive Plan (the “2004 Plan”). In addition, the Company assumed the MGI 1985 Nonqualified Stock Option Plan on August 31, 1999 (the “MGI Plan”), the Splash Technology Holdings, Inc. 1996 Stock Option Plan on October 23, 2000 (the “Splash Plan”), the Prographics, Inc. 1999 Stock Option Plan on November 5, 2003 (the “Prographics Plan”), the Printcafe Software, Inc. 2000 Stock Incentive Plan on November 5, 2003 (the “Printcafe Plan”), the Printcafe Software, Inc. 2002 Key Executive Stock Incentive Plan on November 5, 2003 (the “Printcafe Executive Plan”), the Printcafe Software, Inc. 2002 Employee Stock Incentive Plan on November 5, 2003 (the “Printcafe Software Plan”), and the T/R Systems, Inc. 1999 Stock Option Plan on January 13, 2004 (the “T/R Plan” and, together with the 1999 Plan, 1989 Plan, the 1990 Plan, the 2004 Plan, the MGI Plan, the Splash Plan, the Prographics Plan, the Printcafe Plan, the Printcafe Executive Plan and the Printcafe Software Plan, the “Stock Plans”). The Stock Plans are administered by the Board of Directors or the Compensation Committee of the Board of Directors. The Stock Plans provide for grants to employees, consultants and directors of the Company or any parent or subsidiary (as defined in the Stock Plans) of the Company.

The 1989 Plan was terminated on May 6, 1999 upon approval by stockholders of the 1999 Plan. No options or stock purchase rights have been issued under the 1989 Plan since November 30, 1992. Any shares (plus any shares that might in the future be returned to the 1989 Plan as a result of cancellations or expiration of awards) that remained available for future grants under the 1989 Plan have been cancelled.

The 1990 Plan by its terms expired in June 2000. All options available under the 1990 plan have been issued. Any shares (plus any shares that might in the future be returned to the 1990 Plan as a result of cancellations or expiration of awards) that remained available for future grants under the 1990 Plan have been cancelled.

The MGI Plan by its term expired in December 2000. Any shares (plus any shares that might in the future be returned to the MGI Plan as a result of cancellations or expiration of awards) that remained available for future grants under the MGI Plan have been cancelled.

The Splash Plan was amended on April 4, 2003 to eliminate the Company’s ability to issue restricted stock and stock bonus awards and to require stockholder approval for any repricings, including “six months and one day” programs.

The 1999 Plan was amended on April 4, 2003 to reduce the aggregate number of shares subject to awards granted in the form of stock bonuses and restricted stock from 10% of the aggregate shares reserved for issuance under the 1999 Plan to 2.5%. The 1999 Plan was also amended on April 4, 2003, to require the Board to submit any repricings, including “six months and one day” programs, for stockholder approval.

The following table sets forth information regarding the Stock Plans as of March 31, 2006.

Plan Name	Granted	Exercised	Forfeited/ Cancelled	Outstanding	Weighted Average Exercise Price	Available
2004 Plan (1)	2,622,718	131,192	116,104	2,375,422	$19.3691	190,911
1999 Plan (1)	15,914,817	5,677,387	5,794,043	4,443,387	$19.1737	326,226
Splash Plan	2,075,150	989,391	831,296	224,763	$18.6630	68,948
Printcafe Software Plan	89,410	9,405	23,177	56,828	$75.9791	14,019
Printcafe Executive Plan	80,318	—	54,596	25,722	$40.1800	54,609
T/R Systems Plan	173,100	—	2,850	170,250	$18.9300	2,923
1990 Plan	17,799,350	8,651,666	7,101,185	2,046,499	$36.4761	—
MGI Plan	82,770	49,378	31,589	1,803	$25.7976	—
Prographics Plan	1,080	63	509	508	$754.6594	—
Printcafe Plan	11,248	—	6,619	4,629	$1,879.8833	—

(1)	In addition to the options granted above, 1,052,475 shares of restricted stock have been awarded under the 2004 Plan and 103,000 shares of restricted stock have been awarded under the 1999 Plan.

Excluding the proposal currently before the stockholders, 3,750,000 shares of Common Stock had been reserved for issuance under the 2004 Plan.

Proposed Amendment

On April 18, 2006 the Board of Directors approved, subject to stockholder approval, amendments to the Company’s 2004 Equity Incentive Plan to: (i) increase the number of shares of Common Stock authorized for issuance thereunder by an aggregate of 4,500,000 shares; and (ii) consolidate the shares otherwise available for award grant purposes under the Splash Plan, the Printcafe Plan, the Printcafe Executive Plan and the T/R Plan (collectively, the “Prior Plans”), which will not increase the total number of shares authorized for issuance under all of the Company’s equity compensation plans. If stockholders approve the proposed amendment to the 2004 Plan, any shares of Common Stock subject to stock option or other award grants under the Prior Plans that expire, are cancelled, are forfeited or otherwise terminate after the Annual Meeting will be available for award grant purposes under the 2004 Plan. Subject to stockholder approval of the proposed amendment to the 2004 Plan, no new awards will be granted under the Prior Plans after the Annual Meeting. If stockholders approve the proposed amendment to the 2004 Plan, the Company estimates a maximum of 4,831,410 shares will be available for award grants under that plan immediately following the Annual Meeting (this amount equals the 190,911 shares currently available for award grant purposes under the 2004 Plan, plus the proposed additional 4,500,000 shares, plus the 140,499 shares currently available for new award grants under the Prior Plans). If stockholders do not approve the proposed amendment to the 2004 Plan, the Company will continue to have the authority to grant awards under the Prior Plans. If stockholders approve the proposed amendment to the 2004 Plan, the termination of our grant authority under the Prior Plans will not affect awards then outstanding under the Prior Plans.

The Stock Plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s shares. The Board of Directors believes that long-term stock ownership by all employees, including executive officers, is an important factor in achieving above-average growth in share value and in retaining valued employees. Since the value of a stock option bears a direct relationship to the Company’s stock price, the Board further believes that stock options motivate employees to manage the Company in a manner which will benefit all stockholders.

Our strategy of furthering our presence in the commercial printing markets both through acquisitions and internal growth has substantially increased our headcount. Our headcount for the years ended December 31, 2002, 2003, 2004 and 2005 was 927, 1382, 1,424 and 1,723, respectively. As of March 31, 2006, we had over

1,750 employees. Acquisitions, which have been the primary driver of our increased headcount, have been key to our successful 2005 and we expect they will be a key component of our growth in the future. This increase in headcount each year is straining our allocation of approved shares. As of March 31, 2006, the shares available to grant under our existing plans represent less than 2% of our outstanding shares. We are continuously looking for opportunities to grow our business and continue our success in the marketplace; however, our ability to continue to grow is affected by our ability to recruit and retain qualified employees. In order to recruit and retain qualified employees, we need to provide meaningful equity opportunities. Stockholders are requested to approve the amendment to the 2004 Plan to increase the number of shares of Common Stock authorized for issuance thereunder to enable us to provide our employees with meaningful equity opportunities while increasing stockholder value at the same time. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 2004 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Company has not approved any awards that are conditioned upon stockholder approval of this 2004 Plan proposal. Because the Company is not currently considering any other specific award grants under the 2004 Plan, the number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2004 Plan cannot be determined at this time. If the share increase reflected in this 2004 Plan proposal had been in effect in fiscal 2005, the Company expects that its award grants for fiscal 2005 would not have been substantially different from those actually made in that year under the 2004 Plan.

The Company’s Board of Directors unanimously recommends a vote “FOR” the amendment to the 2004 Plan.

The essential features of the 2004 Plan are outlined below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Appendix A to this Proxy Statement.

General

The 2004 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and stock units and rights to purchase restricted stock and restricted stock units (collectively “awards”). Incentive stock options granted under the 2004 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2004 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 2004 Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the 2004 Plan, and amended the 2004 Plan to provide for additional grants thereunder, to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Currently all of our approximately 1,750 employees, including each of our named executive officers as well as non-employee directors and consultants of the Company and affiliates are eligible to participate in the 2004 Plan.

Administration

The Board administers the 2004 Plan unless the Board delegates administration to a committee of the Board. Subject to the provisions of the 2004 Plan, the Board has the power to construe and interpret the 2004 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price of each option, the type of consideration and other terms of the option or other award.

The Board has the power to delegate administration of the 2004 Plan to a committee composed of one or more members of the Board. At the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee, and certain limited administrative powers may be delegated to officers of the Company. As used herein with respect to the 2004 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any such subcommittee or officers, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the 2004 Plan to the Compensation Committee. Also in accordance with the foregoing provisions, on June 1, 1999, the Board of Directors approved the delegation of administrative authority under the 2004 Plan to a committee consisting of one director (the “Non-Officer Stock Option Committee”), with the power and authority to grant stock awards to eligible persons under the 2004 Plan who are not subject to Section 16 of the Exchange Act of 1934.

Eligibility

Incentive stock options and stock appreciation rights granted in connection with incentive stock options may be granted under the 2004 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the 2004 Plan.

No incentive stock option may be granted under the 2004 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five (5) years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2004 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options and/or stock appreciation rights under the 2004 Plan exercisable for more than (i) 2,000,000 shares of Common Stock during the fiscal year the employee is initially employed by the Company or (ii) 1,000,000 shares of Common Stock during any subsequent fiscal year (collectively, the “Section 162(m) Limitations”).

Stock Subject to the 2004 Plan

Subject to approval of this Proposal, the maximum number of shares of Common Stock that may be issued or transferred pursuant to awards granted and to be granted under the 2004 Plan equals the sum of: (1) 3,750,000 shares, which is the aggregate share limit under the 2004 Plan before approval of this Proposal, plus (2) 4,500,000 shares, plus (3) the number of shares available for new award grants under the Prior Plans as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under such plans as of the date of the Annual Meeting, plus (4) the number of any shares subject to stock options or other awards granted under the Prior Plans and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled, forfeited or terminated after the date of the Annual Meeting without have been exercised (in the case of options) or shares being issued (in the case of other awards). As of March 31, 2006, approximately 140,499 shares were available for new award grants under the Prior Plans, and approximately 477,563 shares were subject to awards then outstanding under the Prior Plans. As noted above, no additional awards will be granted under the Prior Plans if stockholders approve the amendment to the 2004 Plan.

Terms of Options

The following is a description of the permissible terms of options under the 2004 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. As of April 17, 2006 the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $28.36 per share.

The exercise price of options granted under the 2004 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise.    Options granted under the 2004 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Vesting typically will occur during the optionholder’s continued service with the Company or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, “service”) and regardless of any change in the capacity of such service. Shares covered by different options granted under the 2004 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by (i) a cash payment upon exercise, (ii) authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, (iii) delivering already-owned Common Stock of the Company, or (iv) combination of these means.

Term.    The maximum term of options under the 2004 Plan is ten (10) years, except that in certain cases (see “Eligibility”) the maximum term is five (5) years. Subject to the expiration of the term of the option as set forth in each participant’s option agreement, vested options under the 2004 Plan generally terminate three (3) months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within twelve (12) months of such termination; (ii) the participant dies before the participant’s service has terminated, or within a specified period after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within eighteen (18) months of the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term may be extended in the event that exercise of the option within these periods is prohibited by law, particularly applicable securities law.

Restrictions on Transfer.    The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. A participant may designate a beneficiary who may exercise the option following the participant’s death. During the lifetime of the participant, however, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances.

Terms of Stock Bonuses, Stock Units, Restricted Stock and Restricted Stock Units

Payment.    The Board determines the purchase price under a restricted stock purchase agreement or restricted stock unit agreement. The Board may award stock bonuses and bonuses of stock units in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement or restricted stock unit agreement under the 2004 Plan must be paid either in cash at the time the award is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

Vesting; Minimum Vesting Schedule.    Shares of stock sold or awarded under the 2004 Plan in consideration of past services may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board; provided that shares of stock subject to a restricted stock award or restricted stock unit award will be subject to forfeiture (or repurchase by the company, as the case may be) if the award recipient’s service terminates before the award has become vested as to those shares. The 2004 Plan provides that the minimum vesting period for a restricted stock or restricted stock units award must be at least (a) one (1) year in the case of a restricted stock or restricted stock unit award subject to a vesting schedule based upon the achievement of specified performance goals or (b) three (3) years in the case of a restricted stock award absent such performance-based vesting; provided that the Board may provide that the award will vest in full upon the occurrence of a change in control and the Board may provide for pro-rata vesting over the applicable period. (Stock bonuses and stock units, which will be granted only for services previously rendered, will not be subject to these minimum vesting requirements.) If a restricted stock award does not comply with the preceding minimum vesting requirements, then the aggregate number of shares that may be issued with respect to the non-conforming awards must not exceed 10% of the share limit, or the number of shares that may awarded under the 2004 Plan.

Restrictions on Transfer.    Rights under a stock bonus, stock unit, restricted stock or restricted stock unit agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable award agreement.

Stock Appreciation Rights

The 2004 Plan authorizes three types of stock appreciation rights.

Tandem Stock Appreciation Rights.    Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights shall generally be made in cash.

Concurrent Stock Appreciation Rights.    Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights shall generally be made in cash.

Independent Stock Appreciation Rights.    Independent stock appreciation rights are not tied to any underlying option, but instead are denominated in “share equivalents.” A share equivalent for these purposes is equal to a share of Common Stock. Independent stock appreciation rights entitle the participant to receive, upon exercise, a distribution for each exercised share equivalent that is equal to the current fair market value of a share of Common Stock, less the value of the share on the original date of grant. Distributions payable upon exercise of independent stock appreciation rights may, at the Board’s discretion, be made in cash or in shares of stock.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 2004 Plan and outstanding awards. In that event, the 2004 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2004 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards. Such adjustments shall be made by the Board.

Effect of Certain Corporate Events

The 2004 Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of mergers, or other corporate reorganization (“change in control”), any surviving corporation will be required to either assume or continue awards outstanding under the 2004 Plan or substitute similar awards for those outstanding under the 2004 Plan. If any surviving corporation declines to assume or continue awards outstanding under the 2004 Plan, or to substitute similar awards, then, with respect to participants whose service has not previously terminated, the vesting and the time during which their options may be exercised will be accelerated and, for all awards, any repurchase rights or acquisition rights shall lapse. In such event, an outstanding option will terminate if the option holder does not exercise it before the deadline established by the Board at or following the occurrence of the change in control. The acceleration of vesting or lapse of restrictions on an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the 2004 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2004 Plan will terminate on April 28, 2014.

The Board may also amend the 2004 Plan at any time or from time to time. However, except in certain circumstances (see “Adjustment Provisions” and “Effect of Certain Corporate Events” above), no amendment will be effective unless approved by the stockholders to the extent stockholder approval is necessary to satisfy or comply with Rule 16b-3 of the Exchange Act or to satisfy the requirements of Section 422 of the Code or any Nasdaq National Market or other applicable securities exchange listing requirements. To the extent the Board determines that any amendment to the 2004 Plan materially increases the benefits accruing to Participants, materially increases the number of securities that may be issued under the 2004 Plan and/or materially modifies the requirements for participation in the Plan, the Board must submit such an amendment to the stockholders for approval. The Board must submit any repricings, including “six months and one day” programs, for stockholder approval. The Board may submit any other amendment to the 2004 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Incentive Stock Options.    Incentive stock options under the 2004 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2004 Plan generally have the following federal income tax consequences:

Generally, there are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price (if any). However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the 2004 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation and we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, ensuring that awards are granted by a compensation committee comprised solely of “outside directors,” setting limits on the number of awards that any individual may receive per year, and in the case of awards other than options or stock appreciation rights granted with an exercise price equal to or above the fair market value of the Common Stock on the grant date, providing that awards are granted (or vest) only upon the achievement of objective performance goals established in writing by the compensation committee while the outcome is substantially uncertain. The 2004 Plan has been designed to permit the Board to grant awards, such as stock options, stock appreciation rights, stock bonuses and restricted share awards that vest based on the attainment of performance goals, that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Code. The Company thereby will be permitted to continue to receive a federal income tax deduction in connection with such awards.

AGGREGATE PAST GRANTS UNDER THE 2004 PLAN

As of March 31, 2006, awards covering 3,675,193 shares of our Common Stock had been granted under the 2004 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option and stock appreciation right (“SAR”) exercises prior to March 31, 2006, restricted shares and units and stock bonuses and stock units (collectively, “share awards”) vesting prior to March 31, 2006, and option/SAR and unvested share award holdings as of that date.

	Stock Options				Restricted Stock
Name and Position	Number of Shares Subject to Past Option/ SAR Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options/SARs as of March 31, 2006		Number of Shares Subject to Past Share Award Grants	Number of Shares Vested as of March 31, 2006	Number of Shares Outstanding and Unvested as of March 31, 2006
			Exercisable	Unexercisable
Executive Group:
Guy Gecht Chief Executive Officer	325,000	—	64,999	260,001	145,650	29,274	116,176
Fred Rosenzweig President	250,000	—	49,999	200,001	101,985	12,046	89,939
Joseph Cutts Chief Financial Officer, Chief Operating Officer and Corporate Secretary	150,000	14,179	15,821	120,000	58,342	5,000	53,342

Total for Executive Group:	725,000	14,179	130,819	580,002	305,977	46,320	259,676

Non-Executive Director Group:
Gill Cogan	50,000	—	6,666	43,334	6,000	—	6,000
Jean-Louis Gassée	50,000	3,333	3,333	43,334	6,000	—	6,000
James S. Greene	50,000	—	6,666	43,334	6,000	—	6,000
Dan Maydan	50,000	—	6,666	43,334	6,000	—	6,000
Christopher B. Paisley	80,000	—	26,666	53,334	6,000	—	6,000
Thomas I. Unterberg	50,000	—	6,666	43,334	6,000	—	6,000

Total for Non-Executive Director Group:	330,000	3,333	59,996	270,004	36,000	—	36,000

Each other person who has received 5% or more of the options, warrants or rights under the 2004 Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	1,567,718	113,680	217,048	1,117,553	710,498	62,459	648,039

Total	2,622,718	131,192	407,863	1,967,559	1,052,475	108,779	943,696

Messrs. Gecht and Rosenzweig and each of the non-executive directors identified above is a nominee for re-election as a director at the 2006 annual meeting.

PROPOSAL THREE

AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN

The Company’s stockholders are being asked to approve an amendment to the 2000 Employee Stock Purchase Plan (the “2000 Purchase Plan”) that will extend and increase the automatic share increase feature pursuant to which the share reserve under the 2000 Purchase Plan will automatically increase on the first trading day in January of each calendar year during the term of the 2000 Purchase Plan, beginning with calendar year 2006 and continuing through calendar year 2012, by an amount equal to three-quarters of one percent (0.75%) of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year (subject to a maximum increase of 2.5 million shares). This would result in an increase of approximately 421,872 shares in year one, based on the shares outstanding at December 31, 2005.

The purpose of the share increase is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the 2000 Purchase Plan to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase program designed to operate in compliance with Section 423 of the Internal Revenue Code.

The amendment to the 2000 Purchase Plan that is the subject of this Proposal 3 was adopted by the Board on April 18, 2006 and remains subject to stockholder approval. If approved, the total number of shares of Common Stock authorized for issuance under the 2000 Purchase Plan will increase automatically by an amount equal to three-quarters of one percent (0.75%) annually from calendar year 2006 through calendar year 2012, but in no event will such increase exceed 2.5 million shares annually.

The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required for the approval of the amendment to the Company’s 2000 Purchase Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Should such stockholder approval not be obtained, then the amendment to the Company’s 2000 Employee Purchase Plan will not be implemented, and any purchase rights granted on the basis of that increase will immediately terminate.

The benefits that will be received by or allocated to eligible employees under the 2000 Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s Common Stock under the 2000 Purchase Plan (subject to the limitations discussed below) is entirely within the discretion of each participant.

The Company’s Board of Directors unanimously recommends a vote “FOR” the amendment to the 2000 Purchase Plan.

Description of the 2000 Purchase Plan

The essential features of the 2000 Purchase Plan outlined below. The following summary is qualified in its entirety by the full text of the 2000 Purchase Plan, which appears as Appendix B to this Proxy Statement.

Purpose

The purpose of the 2000 Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the 2000 Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company’s approximately 1,750 employees are eligible to participate in the 2000 Purchase Plan.

The rights to purchase Common Stock granted under the 2000 Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board administers the 2000 Purchase Plan and has the final power to construe and interpret both the 2000 Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the 2000 Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the 2000 Purchase Plan.

Under the terms of the 2000 Purchase Plan, the Board has the power to delegate administration of the 2000 Purchase Plan to a committee composed of not fewer than two (2) members of the Board. The Board has delegated administration of the 2000 Purchase Plan to the Employee Stock Purchase Plan Committee of the Board. As used herein with respect to the 2000 Purchase Plan, the “Board” refers to any committee the Board appoints, as well as to the Board itself.

Stock Subject to 2000 Purchase Plan

The initial share limit under the 2000 Purchase Plan is 400,000 shares of Common Stock. The 2000 Purchase Plan currently provides that the number of available shares will automatically increase on the first trading day of January of each of calendar years 2001 through 2006 by an amount equal to one-half of one percent (0.5%) of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year (subject to a maximum annual increase of 2.5 million shares). If this proposal is approved, this automatic share increase feature will be extended and increased such that the share reserve under the 2000 Purchase Plan will automatically increase on the first trading day in January of each calendar year during the term of the 2000 Purchase Plan, beginning with calendar year 2006 and continuing through calendar year 2012, by an amount equal to three-quarters of one percent (0.75%) of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year.

Offerings

The 2000 Purchase Plan is implemented by periodic offerings of rights to all eligible employees from time to time, as determined by the Board. The maximum period of time for an offering is 27 months. The Board, when establishing an offering, will determine the specific terms for such offering within the criteria permitted by the 2000 Purchase Plan, including the length of the offering and the date or dates on which purchases will occur during the offering.

Eligibility

The Board has the discretion, from time to time, and within the parameters specified in the 2000 Purchase Plan, to establish the eligibility requirements for employees to participate in any offering under the 2000 Purchase Plan, including whether employees of any of the Company’s subsidiaries are eligible and the length of time (if any) an employee must have been employed by the Company or a participating subsidiary in order to become eligible. However, the period of employment for eligibility may not exceed two (2) years. In addition, the Board may exclude employees who customarily work 20 or fewer hours per week and five (5) or fewer months per year.

No employee is eligible to participate in the 2000 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue rights to purchase Common Stock under the 2000 Purchase Plan at an annual rate that would exceed $25,000 worth of shares of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates. Officers and affiliates are eligible to participate in the 2000 Purchase Plan; however the Board may provide that certain highly compensated employees may not be eligible to participate in the 2000 Purchase Plan.

Participation in the 2000 Purchase Plan

Eligible employees will enroll in the 2000 Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions from such employees’ compensation during the offering. The Board for each offering shall define “compensation” that will be taken into account for such purpose (for example, as base salary only or as total compensation, including bonuses and commissions, etc.). The Board also shall designate the maximum amount of such compensation, not exceeding 10 percent thereof, that a participant may have withheld and contributed during the offering.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the 2000 Purchase Plan will be the lower of: (i) 85 percent (85%) of the fair market value of a share of Common Stock on the date the right to purchase such shares was granted (generally the first day of the offering), or (ii) 85 (85%) percent of the fair market value of a share of Common Stock on the applicable purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the course of an offering. Participants may increase, reduce, or terminate their payroll deductions during an offering to the extent provided by the Board in the terms of the offering. The Board also may provide the extent to which eligible employees, including employees who were not yet eligible at the start of the offering, may commence participating in an offering after the offering already has begun.

All payroll deductions made for a participant will be credited to his or her account under the 2000 Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account, unless specifically provided for in the offering terms and only if the maximum permitted amount has not already been withheld.

Purchase of Stock

On each purchase date under the 2000 Purchase Plan, the balance of payroll deductions then held by the Company for the account of each participant will be applied to the purchase of shares of Common Stock for the participant. In connection with each offering under the 2000 Purchase Plan, the Board may specify a maximum number of shares of Common Stock an employee may be granted the right to purchase on each purchase date or during an offering and a maximum aggregate number of shares of Common Stock that may be purchased by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, then the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued (see “Withdrawal” below), his or her right to purchase shares is exercised automatically on each purchase date at the applicable price.

Withdrawal

A participant may withdraw from a given offering under the 2000 Purchase Plan by terminating his or her payroll deductions and by delivering to the Company a notice of such withdrawal. The terms of an offering established by the Board may limit withdrawals to specified periods prior to a purchase date.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated.

Termination of Employment

Rights granted pursuant to any offering under the 2000 Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the 2000 Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The 2000 Purchase Plan has no fixed expiration date although the Board may suspend or terminate the 2000 Purchase Plan at any time. The Board may also amend the 2000 Purchase Plan at any time. Any amendment of the 2000 Purchase Plan must be approved by the Company’s stockholders within twelve (12) months of its adoption by the Board if the amendment would require stockholder approval in order for the 2000 Purchase Plan to comply with Section 423 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Rights granted before amendment or termination of the 2000 Purchase Plan may not be impaired by any amendment or termination of the 2000 Purchase Plan without consent of the employee to whom such rights were granted, except as may be necessary to comply with any applicable law or Section 423 of the Code.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the 2000 Purchase Plan or substitute similar rights, or the purchase date under any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event. Any such determination will be made by the Board.

Stock Subject to 2000 Purchase Plan

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, reorganization, stock dividend, stock split, combination of shares, exchange of shares or other change in capital structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to the class and maximum number of securities subject to the 2000 Purchase Plan and the class and number of shares and price per share of stock subject to each outstanding purchase right.

Federal Income Tax Information

The U.S. federal income tax consequences of the 2000 Purchase Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2000

Purchase Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Rights granted under the 2000 Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until the sale or disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is sold or otherwise disposed of for a gain more than two years after the granting of the right to purchase the stock (typically, the beginning of the offering period) and more than one year after the purchase date on which the stock is sold to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the time the right was granted over the purchase price (determined as of the time the right was granted) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or otherwise disposed of before the expiration of either of the holding periods described above (a “disqualifying disposition”), then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is recognized by the participant, and a capital loss is realized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the 2000 Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant in connection with a disqualifying disposition (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations). The Company will not be entitled to any deductions if the holding periods above are satisfied.

Securities Underlying Awards

As of April 17, 2006 the closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $28.36 per share.

Aggregate Past Purchases Under the 2000 Purchase Plan

Name and Position	Aggregate Number of Shares Purchased Under the Plan in the Fiscal Year Ended December 31, 2005	Aggregate Number of Shares Purchased Under the Plan in All Completed Offering Periods
Executive Group:
Guy Gecht Chief Executive Officer	1,279	8,947
Fred Rosenzweig President	—	—
Joseph Cutts Chief Financial Officer, Chief Operating Officer and Corporate Secretary	1,257	9,239

Total for Executive Group:	2,556	18,186

Non-Executive Director Group:
Gill Cogan	—	—
Jean-Louis Gassée	—	—
James S. Greene	—	—
Dan Maydan	—	—
Christopher B. Paisley	—	—
Thomas I. Unterberg	—	—

Total for Non-Executive Director Group	—	—

Each other person who has received 5% or more of the options, warrants or rights under the 2000 Purchase Plan	—	—
All employees, including all current officers who are not executive officers or directors, as a group	363,678	1,716,133

Total	366,234	1,734,319

Messrs. Gecht and Rosenzweig and each of the non-executive directors identified above is a nominee for re-election as a director at the 2006 annual meeting.

SECURITY OWNERSHIP

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of Common Stock of the Company as of March 15, 2006 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock based upon Schedules 13G or D filed with the SEC, (ii) each director and nominee for director, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Common Stock
Name of Beneficial Owner(1)	No. of Shares	Percent Owned
Neuberger Berman, LLC(1) 605 Third Avenue New York, New York 10158	4,817,611	8.5%
Third Avenue Management(1) 622 Third Avenue 32nd Floor New York, NY 10017	3,845,025	6.8%
Wellington Management Co. LLP 75 State Street Boston, MA 02109	2,925,000	5.1%
Alliance Bernstein Capital Management c/o AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	2,857,470	5.0%
Fred Rosenzweig(2)	575,001	1.0%
Thomas Unterberg(3)	235,168	*
Guy Gecht(4)	526,470	*
Joseph Cutts(5)	131,306	*
Gill Cogan(6)	115,168	*
Jean-Louis Gassée(7)	72,835	*
Dan Maydan(8)	47,994	*
James S. Greene(9)	58,168	*
Christopher B. Paisley(10)	40,551	*
All executive officers and directors as a group (9 persons)(11)	6,587,659	11.3%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission as of March 15, 2006. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 57,005,389 shares outstanding on March 15, 2006 adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”)
(2)	Includes 467,416 shares of Common Stock issuable upon exercise of options granted to Mr. Rosenzweig under the 1990, 1999 and/or 2004 Stock Plan which are exercisable within 60 days of March 15, 2006.
(3)	Includes 104,168 shares of Common Stock issuable upon exercise of options granted to Mr. Unterberg under the 1999 Stock Plan which are exercisable within 60 days of March 15, 2006; 4,000 shares of Common Stock are beneficially owned by Mr. Unterberg’s spouse.

(4)	Includes 384,041 shares of Common Stock issuable upon the exercise of options granted to Mr. Gecht under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of March 15, 2006.
(5)	Includes 73,075 shares of Common Stock issuable upon exercise of options granted to Mr. Cutts under the 1990, 1999 and/or 2004 Stock Plan which are exercisable within 60 days of March 15, 2006.
(6)	Includes 99,168 shares of Common Stock issuable upon exercise of options granted to Mr. Cogan under the 1990, 1999 and/or 2004 Stock Plan which are exercisable within 60 days of March 15, 2006.
(7)	Includes of 60,835 shares of Common Stock issuable upon exercise of options granted to Mr. Gassée under the 1990, 1999 and/or 2004 Stock Plan which are exercisable within 60 days of March 15, 2006.
(8)	Includes 35,934 shares of Common Stock issuable upon exercise of options granted to Mr. Maydan under the 1990, 1999 and/or 2004 Stock Plan which are exercisable within 60 days of March 15, 2006.
(9)	Includes 46,168 shares of Common Stock issuable upon exercise of options granted to Mr. Greene under the 1999 and/or 2004 Stock Plan which are exercisable within 60 days of March 15, 2006.
(10)	Includes 28,500 shares of Common Stock issuable upon exercise of options granted to Mr. Paisley under the 2004 Stock Plan which are exercisable within 60 days of March 15, 2006.
(11)	Includes an aggregate of 1,299,305 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors collectively under the 1990, 1999 and 2004 Stock Plans which are exercisable within 60 days of March 15, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2005 to December 31, 2005, all Section 16(a) filing requirements applicable to officers, directors or greater than ten percent beneficial owners were complied with, with the exception of a late Form 4 filed with respect to an option grant for Gill Cogan on July 22, 2005.

EXECUTIVE OFFICERS

The following table lists certain information regarding the Company’s executive officers as of April 1, 2006.

Name	Age	Position
Guy Gecht	40	Chief Executive Officer
Fred Rosenzweig	50	President
Joseph Cutts	42	Chief Operating Officer and Corporate Secretary
John Ritchie	40	Chief Financial Officer

Mr. Gecht was appointed Chief Executive Officer of the Company as of January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was appointed Vice President and General Manager of Server Products of the Company. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 until January 2004, he served as Chief Operating Officer of the Company. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President of the Company. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support of the Company. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing of the Company. Prior to joining the Company, from July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

Mr. Cutts was appointed Chief Operating Officer in January 2004 and Corporate Secretary in April 2000. From April 2000 to April 1, 2006, Mr. Cutts served as the Company’s Chief Financial Officer. From January 1999 until April 2000, Mr. Cutts served as the Company’s Vice President of Finance. From March 1997 to January 1999, Mr. Cutts served as Director of Finance of the Company. Mr. Cutts served as the Director of Finance for the Nestlé Beverage Company from June 1994 until he joined the Company in March 1997. Mr. Cutts serves on the Board of Directors of Claria Corporation, an online marketing company, and has been the Chairman of their Audit Committee since February 2004. Mr. Cutts holds a B.S. in Finance from The Pennsylvania State University and an M.M. from Northwestern University.

Mr. Ritchie was appointed Chief Financial Officer on April 1, 2006. From January 2001 to April 1, 2006, Mr. Ritchie served as the Company’s Vice President of Finance. From March 1996 to January 2001, Mr. Ritchie served in a variety of capacities at Splash Technology Holdings, Inc., most recently as Chief Financial Officer. Prior to Splash, Mr. Ritchie held various accounting and finance positions at Western Waste Industries, Inc., Oce Bruning, Inc. and Mariani Packing Company. Mr. Ritchie holds a B.A. in Business Administration from San Jose State University.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The SEC requires the following table to set forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003 to all individuals serving as the Company’s Chief Executive Officer during the last complete fiscal year and its four most highly compensated executive officers other than the Chief Executive Officer (the “Named Officers”) whose salary and bonus for the 2005 fiscal year was in excess of $100,000. As of December 31, 2005, the Company had only three executive officers, all of whom are included in the table below.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards				Payouts
Name and Principal Position	Year	Salary(1)	Bonus(1)		Other Annual Compen- sation	Restricted Stock Awards		Securities Underlying Options/ SARS		LTIP Payouts	All Other Compen- sation
		($)	($)		($)	($)		(#)		($)	($)
Guy Gecht Chief Executive Officer	2005 2004 2003	570,000 570,000 480,000	395,006 — 593,640	(2) (3) (4)		736,661 — —	(5)	216,667 — 175,000	(9)		9,000 8,900 8,800	(10) (10) (10)
Fred Rosenzweig President	2005 2004 2003	510,000 510,000 460,000	556,646 — 502,960	(2) (3) (4)		566,661 — —	(6)	166,667 — 150,000	(9)		9,000 8,900 8,800	(10) (10) (10)
Joseph Cutts Chief Operating Officer and Corporate Secretary	2005 2004 2003	350,000 350,000 300,000	339,566 — 218,240	(2) (3) (4)		340,000 — 986,000	(7) (8)	100,000 — 87,000	(9)		9,000 8,900 8,800	(10) (10) (10)

(1)	Amounts shown include cash and non-cash compensation earned and received by each Named Officer as well as amounts earned but deferred at the election of those Named Officers.
(2)	Represents bonuses accrued in 2005 under the Executive Bonus Plan and paid in March 2006.
(3)	No bonus was paid to the executive officers for the year ending December 31, 2004 as the Company did not meet the criteria set by the Board for the payment of bonuses to senior management.
(4)	Represents bonuses accrued in 2003 under the Executive Bonus Plan and paid in March 2004.
(5)	Mr. Gecht received 61,774 shares of restricted Common Stock on April 11, 2005, of which 18,441 shares were in lieu of 50% of his cash bonus and 43,333 shares were a part of his annual equity incentive awards. The restricted stock awards are subject to repurchase, which lapse upon the achievement by the Company of financial targets specified by the Board each fiscal year during the vesting term. Upon the accomplishment of the financial targets specified by the Board each fiscal year, the repurchase rights will terminate on the 18,441 shares after one year and the repurchase rights on the 43,333 shares will terminate in four equal installments. If the performance test has not been met, the restrictions on vesting will remain in place until the performance test has been met. To the extent vesting has been deferred because the Company had not yet met the financial targets for such fiscal year, upon the achievement of such financial targets, the shares will vest as if the Company had achieved the financial targets since the 2005 fiscal year. However, the repurchase rights terminate in any event on January 31, 2011 with regards to the 18,441 shares and November 30, 2011 with regards to the 43,333 shares. As of December 31, 2005, 61,774 restricted shares remain unvested and had a value of $1,643,806.
(6)

Mr. Rosenzweig received 37,046 shares of shares of restricted Common Stock on April 11, 2005, of which 3,713 shares were in lieu of 12.5% of his cash bonus and 33,333 shares were a part of his annual equity incentive awards. The restricted stock awards are subject to repurchase, which lapse upon the achievement by the Company of financial targets specified by the Board each fiscal year during the vesting term. Upon the accomplishment of the financial targets specified by the Board each fiscal year, the repurchase rights will terminate on the 3,713 shares after one year and the repurchase rights on the 33,333 shares will terminate in four equal installments. If the performance test has not been met, the restrictions on vesting will remain in place until the performance test has been met. To the extent vesting has been deferred because the Company had not yet met the financial targets for such fiscal year, upon the achievement of such financial targets, the shares will vest as if the Company had achieved the financial targets since the 2005 fiscal year. However, the repurchase rights terminate in any event on January 31, 2011 with regards to the 3,713 shares and November 30, 2011 with regards to the 33,333 shares. As of December 31, 2005, 37,046 restricted shares remain unvested and had a value of $985,794.

(7)(8)	Mr. Cutts received 20,000 shares of restricted Common Stock on April 11, 2005. The restricted stock awards are subject to repurchase, which lapse upon the achievement by the Company of financial targets specified by the Board each fiscal year during the vesting term. Upon the accomplishment of the financial targets specified by the Board each fiscal year, the repurchase rights terminate in four equal installments. If the performance test has not been met, the restrictions on vesting will remain in place until the performance test has been met. To the extent vesting has been deferred because the Company had not yet met the financial targets for such fiscal year, upon the achievement of such financial targets, the shares will vest as if the Company had achieved the financial targets since the 2005 fiscal year. However, the repurchase rights terminate in any event on November 30, 2011. Mr. Cutts received 40,000 shares of restricted Common Stock on December 15, 2003. The restricted stock is subject to repurchase, which lapse at a rate of 25% per year over 4 years. As of December 31, 2005, 40,000 restricted shares remain unvested and had a value of $1,064,400.

(9)	No stock option grant was made to the executive officers during the year ending December 31, 2004.
(10)	Represents the matching contribution which the Company made on behalf of each Named Officer to the Company’s 401(k) Plan and automobile allowance.

STOCK OPTION GRANTS AND EXERCISES

The following table sets forth information regarding stock option grants made during the fiscal year ended December 31, 2005 to each of the Named Officers.

Option Grants in Fiscal Year Ended December 31, 2005

	Individual Grants(1)
	Number of Shares Underlying Options Granted		Percent of Total Options Granted to Employees in 2005(3)	Exercise Price Per Share	Expiration Date(4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (in thousands)(5)
						5%	10%
Guy Gecht	216,667	(2)	6.9%	$17.00	April 11, 2012	$1,499,489	$3,494,447
Fred Rosenzweig	166,667	(2)	5.3%	$17.00	April 11, 2012	$1,153,454	$2,688,037
Joseph Cutts	100,000	(2)	3.2%	$17.00	April 11, 2012	$692,071	1,612,819

(1)	With respect to each of the Named Officers, upon a change of control of the Company, the vesting of these options will automatically be accelerated.
(2)	Options granted on April 11, 2005 are exercisable beginning on January 31, 2006, with 25% of the options becoming exercisable on that date and then monthly thereafter (ratably), with full vesting on June 30, 2008. Each grant was made at an exercise price equal to the fair market value on the date of the grant.
(3)	Based on a total of 3,139,185 shares subject to options granted to employees under the Company’s Stock Plans.
(4)	The options have a term of 7 years, subject to earlier termination in certain events related to termination of employment.
(5)	The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate of projection of its future Common Stock price. Should the stock price go down, these options could expire worthless.

Aggregated Option Exercises as of December 31, 2005 and Year End Option Values

	Shares Acquired On Exercise	Value Realized(1)	Number of Unexercised Options at 12/31/05		Value of Unexercised In-the-Money Options at 12/31/05(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
	($ amounts in thousands)
Guy Gecht	—	$—	291,750	277,917	$1,347,667	$2,598,537
Fred Rosenzweig	—	$—	394,500	219,167	$1,840,627	$2,038,937
Joseph Cutts	—	$—	126,400	130,450	$770,397	$1,215,548

(1)	This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.
(2)	This amount represents the market value of the underlying securities relating to “in-the-money” options at December 31, 2004 minus the exercise price of such options.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Messrs. Gecht, Rosenzweig and Cutts in August 2003. The employment agreements provide that each executive’s employment shall continue to be “at will.” The employment agreements state an annual base salary, subject to any increases annually as the Company’s Board shall authorize from time to time in connection with an annual review and provides for such performance bonus amounts as the Company’s Board authorizes. The employment agreements contain certain provisions that take effect upon a change in control of the Company, voluntary resignation, termination for cause and termination for other reasons.

The employment agreements provide that if the executive’s employment is involuntarily terminated, the executive shall be entitled to receive (i) their annual salary for twelve (12) months plus an amount equal to the bonus the executive would have earned had he been employed by the Company at the end of the year (prorated for the period of time worked), (ii) the vesting of additional options shall accelerate and become exercisable by the executive or the executive’s representative, as the case may be, as if the executive had remained continuously employed for a period of six (6) months following such termination, and such options shall remain exercisable for the period prescribed in the executive’s stock option agreements and (iii) COBRA coverage (Medical, Dental and Vision) paid for by the Company for twelve (12) months from the executive’s termination date if the executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.

If the executive voluntarily resigns or is terminated for cause, the employment agreements do not provide for severance benefits.

The employment agreements provide that upon termination in a change of control, the executives shall be entitled to receive (i) their annual salary for twenty-four (24) months plus an amount equal to the bonus the executive would have earned that year had he been employed by the Company at the end of the year (prorated for the period of time worked), (ii) the vesting of all of their options shall accelerate in full and become exercisable by the executive or the executive’s representative, as the case may be, for one year from the executive’s termination date and (iii) COBRA coverage (Medical, Dental and Vision) paid for the Company for eighteen (18) months from the executive’s termination date if the executive elects continuation coverage pursuant to COBRA, within the time period prescribed pursuant to COBRA.

Any severance payments, except for the current bonus to which the executive is entitled to receive, shall be paid in a lump sum within thirty (30) days of the executive’s termination. The current bonus to which the executive is entitled to receive shall be paid in a lump sum within thirty (30) days of the date that the Company’s audit is complete for such year.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2005 concerning securities that are authorized under equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,109,709	$22.71	1,772,966
Equity compensation plans not approved by security holders	—	—	—

This table does not include options outstanding at December 31, 2005, representing 6,959 shares with an average exercise price of $1,316.46 that were assumed in connection with business combinations where additional grants cannot be made.

The following table shows the shares available under each plan, and the number of shares that may be granted in a form other than options or SARs, as of March 31, 2006.

Plan Name	Available	Shares available to be granted in form other than options/SARs
2004 Plan	190,911	190,911
1999 Plan	326,226	160,750
Splash Plan	68,948	—
Printcafe Software Plan	14,019	14,019
Printcafe Executive Plan	54,609	—
T/R Systems Plan	2,923	—

The 2000 Purchase Plan currently provides that the number of available shares will automatically increase on the first trading day of January of each of calendar years 2001 through 2006 by an amount equal to one-half of one percent (0.5%) of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year (subject to a maximum annual increase of 2.5 million shares).

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

The Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee (the “Committee”) of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

Compensation Philosophy and Objectives

The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework based on the achievement of designated financial targets and individual contribution. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a group of twenty (20) specifically identified peer companies (the “Peer Companies”) and other selected companies with which the Company competes for executive talent.

•	Provide annual variable incentive awards that are based on the Company’s overall financial performance in terms of designated corporate objectives and the relative performance of the Peer Companies as well as individual contributions.

•	Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

The three major components of the Company’s executive officer compensation are (i) base salary, (ii) incentive bonuses, and (iii) equity grants.

The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department, which works with an independent executive compensation consulting firm that provides the Committee with executive compensation data drawn from a survey of twenty (20) similarly sized technology companies which have been identified as the Peer Companies; the survey of Peer Companies was based on equity compensation only.

The positions of the Company’s CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, total cash compensation and stock option grants.

Base Salary.    The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.

Incentive Bonuses.    To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual total compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company’s achievement of the financial performance targets approved by the Board of Directors and established at the beginning of the fiscal year and also includes a component for the executive’s individual contribution. The incentive plan sets a threshold level of Company performance based on both revenue and net income that must be attained before any incentives are awarded. Once the fiscal year’s threshold is achieved, specific formulas are in place to calculate the actual incentive payment for each officer. An incentive bonus target is set for each executive officer based on targets for comparable positions at the Peer Companies and is stated in terms of a percentage of the officer’s base salary for the year. The executive officers may elect to receive a portion of his bonus in shares of restricted stock in lieu of cash. If the officer elects to receive restricted stock, the restrictions will be lifted only upon the Company the same threshold level as the bonus requirement of the blended revenue and net income from the approved Board Plan for the year. If the test is failed for fiscal year 2006, then the same test will be performed for the fiscal year 2007. The testing will continue until either the Company achieves the threshold performance level or until 2013. The restrictions will lapse in 2013, regardless of the Company’s performance.

Equity Grants.    The Company’s stock plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving above average growth in share value and in retaining valued employees. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all stockholders.

The stock plans authorize the Compensation Committee to award stock options to employees at any time. Options are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Compensation Committee. The size of initial and subsequent grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company’s industry. The exercise price per share of the stock options is equal to the closing price of a share of the Company’s Common Stock on the day the options are granted.

CEO Salary.    The annual base salary for Mr. Gecht was established by the Compensation Committee on March 15, 2006, for the period January 1, 2006 to December 31, 2006. The Compensation Committee left Mr. Gecht’s annual base salary for 2006 unchanged at $570,000. In addition, Mr. Gecht was granted an option to purchase 108,333 shares of Common Stock and 72,222 shares of restricted Common Stock. If Mr. Gecht has remained continuously employed by the Company, on March 15, 2007, 25% of the options will vest, and thereafter, an additional 2.5% of the options will vest monthly, with full vesting on September 15, 2009. The restricted stock award is subject to repurchase, which lapses upon the achievement by the Company of financial targets or plans specified by the Board each fiscal year during the vesting term. If Mr. Gecht has remained continuously employed by the Company and the Company achieves certain levels of revenue and net income under the approved Board plan covering that fiscal year, the repurchase rights terminate with respect to 25% of the shares each year over four years. If the performance test has not been met, the restrictions on vesting will remain in place until the performance test has been met. To the extent vesting has been deferred because the Company had not yet met the performance test for such fiscal year, upon the achievement of such performance targets, the shares will vest as if the Company had achieved the performance targets in the 2006 fiscal year. If however, on March 15, 2013, the performance test has still not been met, then all restrictions will lapse.

Mr. Gecht’s bonus for the 2006 fiscal year is targeted to be 100% of his annual base salary. Mr. Gecht has elected to receive 50% of his bonus for the 2006 fiscal year in the form of 11,654 shares of restricted Common Stock, in lieu of cash. If the Company achieves certain levels of revenue and net income under the approved Board plan covering that fiscal year, the restrictions on vesting will lapse with respect to 100% of the shares representing the bonus on March 15, 2007. If the performance test has not been met, then the shares of restricted Common Stock that is related to the bonus shall be forfeited. The Compensation Committee’s decision was based on a review of salary levels paid to chief executive officers of the Peer Companies as well as Mr. Gecht’s performance in managing the increased complexity of the growing organization. Mr. Gecht’s incentive compensation was based on the incentive plan used for all executive officers and was considered “at risk” with no dollar guarantees.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to each of the corporation’s chief executive officer and the four other most highly compensated executive officers as of the end of the fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although the Company considers the impact of Section 162(m) when developing and implementing executive compensation programs, the Company believes that it is important and in the best interests of stockholders to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Company has from time to time approved, and may in the future approve, compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted by the Compensation Committee:

Jean-Louis Gassée

Gill Cogan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Jean-Louis Gassée has served on the Compensation Committee of the Board of Directors from its formation in August 1992 through December 31, 2005. Gill Cogan has served on the Compensation Committee of the Board of Directors from his appointment in November 2005 through December 31, 2005. No member of this Committee was at any time during the 2005 fiscal year or at any other time an officer or employee of the Company.

No executive officer of the Company served as a member the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

RELATED TRANSACTIONS

The Company has entered into employment agreements with certain of its executive officers. See “Employment Agreements.”

Mr. Unterberg, a director of the Company, is the Chairman and co-founder of C.E. Unterberg, Towbin, an investment banking firm (“CEUT”). On February 10, 2005, the Company executed an engagement letter (the “Engagement Letter”) with CEUT, pursuant to which CEUT agreed to provide financial advisory and investment banking services to the Company. Under the terms of the Engagement Letter, in exchange for such services, the Company was obligated to pay CEUT fees and expense reimbursements at market comparable rates. The Company has paid CEUT $1,984,000 as payment for its services it provided in connection with the Company’s acquisition of VUTEk, Inc. In connection with the Engagement Letter, the Company has also agreed to a standard indemnity of CEUT in connection with its services. Due to this engagement, Mr. Unterberg recused himself from any voting related to transactions covered by this agreement.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG ELECTRONICS FOR IMAGING, INC., NASDAQ US INDEX AND

NASDAQ COMPUTERS AND MANUFACTURERS INDEX

The stock price performance graph below includes information required by the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100 in the Company’s Common Stock as compared with the NASDAQ US Index and the NASDAQ Computers and Manufacturers Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company’s relative stock price for the five-year period ending on December 31, 2005. All values assume reinvestment of dividends and are calculated at December 31 of each year.

AUDIT COMMITTEE REPORT

The information contained in this report and information earlier in this report regarding the independence of the Company’s Audit Committee members shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, included in the Company’s Annual Report on Form 10-K for that year.

The audit committee has reviewed and discussed these audited financial statements with management of the Company.

The audit committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors:

Christopher Paisley

Dan Maydan

James S. Greene

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/S/ JOSEPH CUTTS
Joseph Cutts
Secretary

Dated: May 2, 2006

The company files annual reports, quarterly reports, proxy statements, and other documents with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934 (Exchange Act). The public may read and copy any materials that the company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including the company, that file electronically with the SEC. The public can obtain any documents that the company files with the SEC at http://www.sec.gov.

The corporation also makes available free of charge through its Internet website (http://www.efi.com) the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after the company electronically files such material with, or furnishes it to, the SEC.

APPENDIX A

ELECTRONICS FOR IMAGING, INC.

2004 EQUITY INCENTIVE PLAN

As Amended April 18, 2006

1. Purposes.

(a) Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards.    The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock appreciation rights, (iv) stock bonuses and stock units and (iv) rights to acquire restricted stock and restricted stock units.

(c) General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates, and to further align the interests of such persons and those of the Company’s stockholders.

2. Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee or other person appointed by the Board in accordance with subsection 3(c) to which or whom, as applicable, certain administrative authority with respect to the Plan has been delegated.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Electronics for Imaging, Inc., a Delaware corporation, and any successor.

(g) “Consultant” means any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Affiliates in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Affiliates) to the Company or one of its Affiliates and who is selected to participate in the Plan by the Board; provided, however, that a person who is otherwise a Consultant shall be eligible to participate in the Plan only if such participation would not adversely affect the Company’s compliance with applicable laws and the Company’s ability to rely on a Securities and Exchange Commission Form S-8 Registration Statement to register the offer and sale of Common Stock with respect to awards granted under the Plan. Mere service as a Director or receipt of payment for service as a Director shall not be sufficient to confer “Consultant” status.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. For purposes of the Plan and any Award, if an Affiliate ceases to be a parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, a break in Continuous Service shall be deemed to have occurred with respect to each Participant employed by, a director of, or otherwise providing services to that Affiliate who does not continue as a Director or Employee or Consultant of the Company or another of its Affiliates that continues to be such a parent or subsidiary of the Company after giving effect to the transaction or other event giving rise to the change in status. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board.

(k) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x) “Plan” means this Electronics for Imaging, Inc. 2004 Equity Incentive Plan.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Stock Award” means any right granted under the Plan, including an Option, a stock appreciation right, a stock bonus, a stock unit and a right to acquire restricted stock or restricted stock units.

(bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

(a) Administration by Board.    The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; the form(s) of the applicable Stock Award Agreement(s) (which need not be identical either as to type of Award or among Participants); and the number of shares with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General.    The Board may delegate administration of the Plan to a Committee or Committees. Any such Committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under this Plan (i) to designate the officers and employees of the Company and its Affiliates who will receive grants of awards under the Plan, and (ii) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under the Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Committee: (i) a majority of the members of the acting Committee shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the acting Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition.    With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more Outside Directors; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any Committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act must be duly and timely authorized by the Board or a Committee consisting solely of two or more Non-Employee Directors. To the extent required by any applicable listing agency, the Plan shall be administered by a Committee composed entirely of independent directors (within the meaning of the applicable listing agency).

(d) Effect of Administrator’s Decision.    All determinations, interpretations and constructions made by the Board or Committee in good faith shall not be subject to review by anyone and shall be final, binding and conclusive on all Participants. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any award made under the Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

4. Shares Subject to the Plan.

(a) Share Reserve.    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate (i) 3,750,000 shares of

Common Stock, plus (ii) 4,500,000 shares of Common Stock, plus (iii) the total number of shares of Common Stock as of the date of stockholder approval of this Plan in calendar year 2006 available for new award grants under the Splash Technology Holdings, Inc. 1996 Option Plan, the T/R Systems, Inc. 1999 Stock Option Plan, the Printcafe Software, Inc. 2002 Key Executive Stock Incentive Plan and the Printcafe Software, Inc. 2002 Key Employee Stock Incentive Plan (collectively, the “Prior Plans”), plus (iv) the number of shares of Common Stock subject to stock option or other awards granted under the Prior Plans and outstanding as of the date of stockholder approval of this Plan in calendar year 2006 which expire, or for any reason are cancelled, forfeited or terminated after the date of such stockholder approval without having been exercised (in the case of options) or shares of Common Stock being issued (in the case of other awards) (collectively, the “Share Limit”).

(b) Reversion of Shares to the Share Reserve.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock and Restricted Stock Units), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a stock appreciation right award, only the actual number of shares delivered with respect to the award shall be counted against the share limit of this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Award, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall be available for subsequent Awards under the Plan. The foregoing adjustments to the share limits of the Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

(c) Source of Shares.    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

(a) Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.    No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation.    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no Employee shall be eligible to be granted Options and/or stock appreciation rights covering more than the following applicable limit: (i) two million (2,000,000) shares in the aggregate as to awards granted to the Employee during the fiscal year of the Company in which the Employee is initially employed by the Company or an Affiliate, or (ii) one million (1,000,000) shares in the aggregate as to awards granted to the Employee during any subsequent fiscal year of the Company.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. Any Option not so designated shall be deemed to be a Nonstatutory Stock Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.    Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option.    Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration.    The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option), and subject to compliance with all applicable laws, by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally.    The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(h) Termination of Continuous Service.    In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or

(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date.    An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder.    In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder.    In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Re-Load Options.    Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan. Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. Provisions of Stock Awards Other than Options.

(a) Stock Bonus and Stock Unit Awards.    The Company may implement a cash bonus program pursuant to which cash bonuses under the program for a specified period of time are determined based on the achievement of performance targets established by the Board with respect to the relevant period. To the extent that a cash bonus is otherwise payable to an Employee, Director or Consultant pursuant to such a program, the Board may grant a stock bonus or stock unit award under the Plan to one or more of such persons in lieu of all or a portion of any cash bonus that such Participant would have otherwise received for the related performance period. Each stock bonus agreement and stock unit award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements and stock unit award agreements may change from time to time, and the terms and conditions of separate stock bonus agreements and stock unit award agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    A stock bonus shall be awarded in consideration for past services actually rendered to the Company for its benefit.

(ii) Vesting.    Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Stock units awarded under the stock unit award agreement may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.    In the event a Participant’s Continuous Service terminates, (a) the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement, and (b) stock units that have not vested as of the date of termination under the stock unit award agreement may be forfeited to the Company without consideration.

(iv) Transferability.    Rights to acquire shares under the stock bonus agreement, as well as stock units, shall be transferable by the Participant only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board shall determine in its discretion, so long as stock or units awarded remain subject to the terms of the applicable Stock Award Agreement.

(v) Payout of Stock Units.    Each stock unit award shall be paid in an equivalent number of shares of Common Stock at the time specified by the Board in the applicable Stock Award Agreement and subject to such other conditions or procedures as the Board may impose in the Stock Award Agreement.

(vi) Dividend and Voting Rights.    Unless otherwise provided in the applicable Stock Award Agreement, a Participant receiving a stock bonus award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any shares subject to the stock bonus that cease to be eligible for vesting (if applicable). Stock bonuses (to the extent not also entitled to receive cash dividends) and stock unit awards may include rights to receive dividend equivalents to the extent authorized, and on the terms and conditions established, by the Board. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the stock bonus or stock unit award, the Stock Award Agreement shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any stock bonus or stock unit awards which cease to be eligible for vesting.

(b) Restricted Stock and Restricted Stock Unit Awards.    Each restricted stock purchase agreement and restricted stock unit award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements and restricted stock unit award agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements and restricted stock unit award agreements need not be identical, but each restricted stock purchase agreement and restricted stock unit award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of the following provisions:

(i) Restricted Stock Awards.

(1) Grants.    Stock acquired pursuant to each restricted stock purchase award shall be issued and registered in the name of the Participant to whom such restricted stock award was granted; provided, however, that such stock shall be held by the Company or its agent for the account of such Participant during the applicable vesting period (the “Restricted Stock”). As a condition to the receipt of any certificates representing the grant of a restricted stock award, each Participant shall deliver to the Company stock powers duly endorsed in blank by the Participant. None of the Restricted Stock may be sold, exchanged, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before such Restricted Stock is vested. The vesting period for Restricted Stock must be at least (a) one (1) year in the case of a restricted stock award subject to a vesting schedule based upon the achievement of specified performance goals by the Participant or (b) three (3) years in the case of a restricted stock award absent such performance-based vesting; provided that the Board may provide (in the applicable Stock Award Agreement or by an amendment thereto) that the award shall vest in full upon the occurrence of a Change in Control and the Board may provide for pro-rata vesting over the applicable period; further provided that Restricted Stock and Restricted Stock Unit awards may be granted under this Plan that do not comply with the preceding minimum vesting requirement as long as the aggregate number of shares of Common Stock issued with respect to such non-conforming awards granted under this Plan does not exceed 10% of the Share Limit. The Board shall not otherwise have the authority to waive vesting restrictions previously imposed upon restricted shares. Except with respect to any share repurchase option in favor of the Company in accordance with a vesting schedule or any Restricted Stock serving as security for indebtedness of the Participant to the Company under the terms of a pledge agreement (as may be applicable), at the end of the applicable vesting period with respect to any shares of Restricted Stock, or at such earlier time as otherwise provided for herein, all restrictions with respect to such Restricted Stock shall terminate, and the appropriate number of shares of Common Stock shall be transferred as soon as practicable to the Participant or the Participant’s beneficiary or estate, as the case may be.

(2) Purchase Price.    The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement, but not less than the par value of each share subject to the award.

(3) Consideration.    The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board and subject to compliance with all applicable laws, according to a deferred payment or other arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(4) Vesting.    Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(ii) Restricted Stock Unit Awards.

(1) Grants.    A restricted stock unit shall represent a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Stock upon the terms and conditions set forth by the Board (“Restricted Stock Unit”). None of the rights with respect to Restricted Stock Units may be sold, exchanged, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before such Restricted Stock Units have vested and, unless otherwise expressly provided in the applicable Stock Award Agreement, the Stock subject to such Restricted Stock Units has been issued. The vesting period for Restricted Stock Units must be at least (a) one (1) year in the case of a Restricted Stock Unit award subject to a vesting schedule based upon the achievement of specified performance goals by the Participant or (b) three (3) years in the case of a Restricted Stock Unit award absent such performance-based vesting; provided that the Board may provide (in the applicable restricted stock unit award agreement or by an amendment thereto) that the award shall vest in full upon the occurrence of a Change in Control and the Board may provide for pro-rata vesting over the applicable period; further provided that Restricted Stock and Restricted Stock Unit awards may be granted under this Plan that do not comply with the preceding minimum vesting requirement as long as the aggregate number of shares of Common Stock issued with respect to such non-conforming awards granted under this Plan does not exceed 10% of the Share Limit. The Board shall not otherwise have the authority to waive vesting restrictions previously imposed upon restricted stock units. At the end of the applicable vesting period with respect to any Restricted Stock Unit, or at such earlier time as otherwise provided for herein, all restrictions with respect to such Restricted Stock Unit shall terminate, and the appropriate number of shares of Stock shall be delivered as soon as practicable to the Participant or the Participant’s beneficiary or estate, as the case may be. The Board in the Participant’s restricted stock unit award agreement may permit the Participant to elect the time of payout of vested Restricted Stock Units on such conditions or subject to such procedures as the Board may impose.

(iii) Termination of Participant’s Continuous Service.    In the event a Participant’s Continuous Service terminates, (A) the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement and (B) Restricted Stock Units that have not vested as of the date of termination under the restricted stock unit award agreement shall terminate.

(iv) Dividend and Voting Rights.    Unless otherwise provided in the applicable restricted stock purchase agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that cease to be eligible for vesting. Restricted Stock Awards (to the extent not also entitled to receive cash dividends) and Restricted Stock Unit Awards may include rights to receive dividend equivalents to the extent authorized, and on the terms and conditions established, by the Board. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Restricted Stock Unit Award, the Stock Award Agreement shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Stock or Restricted Stock Unit Awards which cease to be eligible for vesting.

(c) Stock Appreciation Rights.

(i) Authorized Rights.    The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

(1) Tandem Rights.    A “Tandem Right” means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionholder is vested over (B) the aggregate exercise price payable for such vested shares.

(2) Concurrent Rights.    A “Concurrent Right” means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

(3) Independent Rights.    An “Independent Right” means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Nonstatutory Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

(ii) Relationship to options.    Stock appreciation rights appurtenant to Incentive Stock Options may be granted only to Employees. The “Section 162(m) Limitation” provided in subsection 5(c) shall apply as well to the grant of stock appreciation rights.

(iii) Exercise.    To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c) regarding the “Section 162(m) Limitation,” no limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

8. Covenants of the Company.

(a) Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise (or vesting) of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a) Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest or be delivered in accordance with the Plan, notwithstanding the provisions in the Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights.    Except as otherwise expressly authorized by the Committee or this Plan, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such shares of Stock have been delivered to and are held of record by the Participant. No adjustments shall be made for dividends or other rights as a stockholder for which a record date is prior to the date of delivery.

(c) No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f) Withholding Obligations.    Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or one of its Affiliates shall have the right at its option to:

(i) require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Affiliates may be required to withhold with respect to such award event or payment; or

(ii) deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Affiliates may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Plan, the Board or applicable Committee may in its sole discretion (subject to compliance with applicable law) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Board or applicable Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

11. Adjustments upon Changes in Stock.

(a) Capitalization Adjustments.    If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5 (c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

(c) Change in Control – Asset Sale, Merger, Consolidation or Reverse Merger.    In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) by a time established by the Board at or following the occurrence of such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) at or prior to such event.

12.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any NASDAQ or securities exchange listing requirements. In addition, to the extent that the Board determines that any amendment to the Plan would materially increase the benefits accruing to Participants under the Plan, materially increase the number of securities which may be issued under the Plan, and/or materially modify the requirements for participation in the Plan, then the Board shall submit such an amendment for approval by the stockholders of the Company.

(b) Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) No Repricings Without Stockholder Approval.    Notwithstanding anything else in this Plan to the contrary, in no case (except due to an adjustment contemplated by Section 11(a) or any repricing that may be approved by stockholders) shall the exercise or base price, as applicable, of an Option or stock appreciation right granted under the Plan be repriced (by amendment, cancellation and regrant, exchange or other means) after the date of grant of the award.

13. Termination or Suspension of the Plan.

(a) Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan was first adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.    Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

14. Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised or shares thereunder shall be delivered (or, in the case of a stock bonus or restricted stock award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is first adopted by the Board.

15. Governing Law, Severability.

(a) Choice of Law.    The Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

(b) Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(c) Captions.    Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(d) Non-Exclusivity of Plan.    Nothing in the Plan shall limit or be deemed to limit the authority of the Board or other Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

APPENDIX B

ELECTRONICS FOR IMAGING, INC.

AMENDED 2000 EMPLOYEE STOCK PURCHASE PLAN

Effective Date: August 1, 2000

1. Purpose.

(a) The purpose of this 2000 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Electronics for Imaging, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2. Administration.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. Shares Subject to the Plan.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to four hundred thousand (400,000) shares of the Company’s common stock (the “Common Stock”).

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c) The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2006 and continuing through calendar year 2012, by an amount equal to three-quarters of one percent (0.75%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such increase exceed 2.5 million shares.

4. Grant of Rights; Offering.

(a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5. Eligibility.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for more than twenty (20) hours per week and more than five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Rights; Purchase Price.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such employee’s Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (each of which is hereinafter referred to as a “Purchase Date”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7. Participation; Withdrawal; Termination.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s right to acquire Common Stock under that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant’s lifetime, shall be exercisable only by such participant.

8. Exercise.

(a) On each Purchase Date specified in the relevant Offering, each participant’s accumulated payroll deductions and any other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised then all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. Covenants of the Company.

(a) During the terms of the rights granted under the Plan, the Company shall at all times make reasonable efforts to keep available the number of shares of stock required to satisfy such rights, provided that this section shall not require the Company to take any action that would result in adverse tax, accounting or financial consequences to the Company.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. Use of Proceeds From Stock.

Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. Rights as a Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12. Adjustments Upon Changes in Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as determined by the Board in its sole discretion, (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13. Amendment of the Plan.

(a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

(b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Termination or Suspension of the Plan.

(a) The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. Effective Date of Plan.

The Plan shall become effective on August 1, 2000 (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ELECTRONICS FOR IMAGING, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 7, 2006

The undersigned stockholder of ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 2, 2006, and hereby appoints Guy Gecht and Joseph Cutts, or either of them, his or her proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the proxies, to represent the undersigned at the 2005 Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC. to be held on Wednesday, June 7, 2006 at 9:00 a.m., Pacific Daylight Time, at Electronics for Imaging, Inc., 303 Velocity Way, Foster City, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders of Electronics for Imaging, Inc., or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

ELECTRONICS FOR IMAGING, INC.

June 7, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

ê    Please detach along perforated line and mail in the envelope provided.    ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:

☐	FOR ALL NOMINEES	o Gill Cogan o Jean-Louis Gassée
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o Guy Gecht o James S. Greene o Dan Maydan
☐	FOR ALL EXCEPT (See instructions below)	o Fred Rosenzweig o Thomas I. Unterberg o Christopher B. Paisley

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. To approve amendments to the Company’s 2004 Equity Incentive Plan to: (i) increase the number of shares of Common Stock authorized for issuance thereunder by an aggregate of 4,500,000 shares; and (ii) consolidate the shares otherwise available for award grant purposes under other equity compensation plans currently maintained by the Company into the Company’s 2004 Equity Incentive Plan, which will not increase the total number of shares authorized for issuance under all of the Company’s equity compensation plans.

☐	FOR

☐	AGAINST

☐	ABSTAIN

3. To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan to extend and increase an automatic share increase feature beginning with calendar year 2006 and continuing through calendar year 2012 by an amount equal to three-quarters of one percent (0.75%) of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year.

☐	FOR

☐	AGAINST

☐	ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” ELECTION OF ALL THE NOMINEES FOR DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■